Exhibit 99.1

15 November 2024

CEO securities sale

San Francisco area-based Life360, Inc. (Life360 or the Company) (Nasdaq: LIF) (ASX: 360) Co-founder and Chief Executive Officer, Chris Hulls, has executed a partial disposition of his holdings amounting to 863,903 shares, or 1.2% of total outstanding shares in the Company, pursuant to Rule 144 of the Securities Act of 1933, as amended. Following the disposition, Mr. Hulls will continue to beneficially own approximately 3.8% of the total outstanding shares in the Company.

Mr. Hulls said: “I have previously indicated my desire to diversify my financial holdings - as a founder, I have been with the Company for 17 years and I have a significant majority of my wealth associated with Life360 - and these transactions reflect that plan. I have recently returned from an extended break more excited than ever about the opportunities ahead for Life360, and with a renewed enthusiasm to lead the next chapter in the Company’s vision.”

“At the same time I decided to activate my planned diversification, and these transactions will enable me to secure my family’s future as well as creating a foundation to undertake philanthropic projects in my local community. I am donating over a third of my securities immediately to a private foundation and donor advised fund. I will still have close to 75% of my net worth in Life360 equity and have committed to not undertake certain additional sales in the next 12 months - this includes terminating the Rule 10b5-1 plan that I had set up and was disclosed in our most recent Form 10-Q.”

Authorisation

Chris Hulls, Director, Co-Founder and Chief Executive Officer of Life360 authorized this announcement being given to ASX.

About Life360

Life360, a family connection and safety company, keeps people close to the ones they love. The category-leading mobile app and Tile tracking devices empower members to stay connected to the people, pets, and things they care about most, with a range of services, including location sharing, safe driver reports, and crash detection with emergency dispatch. As a remote-first company based in the San Francisco Bay Area, Life360 serves approximately 76.9 million monthly active users (MAU), as of September 30, 2024, across more than 170 countries. Life360 delivers peace of mind and enhances everyday family life in all the moments that matter, big and small.

Contacts

For Australian investors:	For Australian media inquiries:

Jolanta Masojada, +61 417 261 367	Giles Rafferty, +61 481 467 903

jmasojada@life360.com	grafferty@firstadvisers.com.au

For U.S. investors:	For U.S. media inquiries:

Raymond (RJ) Jones	Lynnette Bruno

investors@life360.com	press@life360.com

Life360, Inc. | ARBN 629 412 942 | 1900 S. Norfolk St, Ste 310, San Mateo, CA 94403 | investors.life360.com	Page 1

Forward-looking statements

This announcement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Life360 intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate”, “believe”, “expect”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. These forward-looking statements include statements regarding Mr. Hulls’ intent to establish a foundation to undertake philanthropic projects in Mr. Hulls’ local community with the proceeds of the sale and his commitment to not undertake certain additional sales in the next 12 months, including by terminating his existing Rule 10b5-1 plan. Investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific). Forward looking statements are provided as a general guide only and should not be relied on as an indication or guarantee that such predictions, forecasts and other forward-looking statements will not be achieved. A number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements and many of these factors are beyond Life360’s control. Subject to any continuing obligations under applicable law, Life360 does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this announcement, to reflect any change in expectations in relation to any forward-looking statements or any change in events, conditions or circumstances on which any such statements are based. This announcement should not be relied upon as a recommendation or forecast by Life360. Nothing contained in this document nor any information made available to you is, or shall be relied upon as, a promise, representation, warranty or guarantee as to the past, present or the future performance of Life360.

Life360, Inc. | ARBN 629 412 942 | 539 Bryant St, Suite 402, San Francisco, CA 94107 | investors.life360.com	Page 2